UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 23, 2022

MARIJUANA COMPANY OF AMERICA, INC.

(Exact Name of Registrant as Specified in Charter)

Utah	000-27039	98-1246221
(State or jurisdiction of	(Commission File	(IRS Employer
incorporation or organization)	Number)	Identification No.)

633 W. 5th Street, Suite 2826

Los Angeles, California ,90071

Telephone: (888) 777-4362

(Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MCOA	None

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 16, 2022, the Company's Board of Directors met in a special meeting and approved an amendment to the Company's Articles of Incorporation increasing its authorized shares to thirty-two billion shares. The Board called a special meeting of the shareholders to consider the amendment. On May 16, 2022, the shareholders held a special meeting pursuant to the Company's By-Laws, and §16-10a-704 of the Utah Corporations Code. Shareholders constituting a majority of the shares eligible to vote approved the amendment to the Company's articles of incorporation to increase its authorized shares from twenty-two billion shares to thirty-two billion shares. The amendment was filed with the Utah Secretary of State, who processed the request for filing returning a copy of the filing May 23, 2022.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
	Exhibit Number	Description	Location
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARIJUANA COMPANY OF AMERICA, INC.

By: /s/ Jesus M. Quintero
Date: May 24, 2022	Name: Jesus M. Quintero Title: Chief Executive Officer